Exhibit 4.3

SUPPLEMENT NO. 1 TO STOCK PURCHASE AGREEMENT
AMONG
FINGERHUT DIRECT MARKETING, INC.
AND
THE SUPPLEMENTAL PURCHASERS NAMED ON
THE SUPPLEMENTAL SCHEDULE I HERETO
Dated as of October 27, 2004

SUPPLEMENT NO. 1 TO STOCK PURCHASE AGREEMENT
          This SUPPLEMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this “Supplement”) is made and entered into this 27th day of October, 2004 (the “Purchase Date”) by and among Fingerhut Direct Marketing, Inc., a Delaware corporation (the “Company”), Bain Capital Venture Fund, L.P., a Delaware limited partnership (“Bain Capital”). certain entities related to Bain Capital listed on Supplemental Schedule I attached hereto, Battery Ventures VI, L.P., a Delaware limited partnership (“Battery Ventures”), certain Affiliates of Battery Ventures listed on Supplemental Schedule I, Petters Company, Inc., a Minnesota corporation (“PCI”), CIGPF I. Corp. (the “Warrant Investor” or the “Additional Purchaser” in its capacity as a holder of a Warrant or as a purchaser hereunder, and not its capacity as a lender) and the other purchasers listed on the Supplemental Schedule I (each such purchaser is referred to herein as a “Supplemental Purchaser,” and such purchasers collectively are referred to herein as the “Supplemental Purchasers”).
          This Supplement supplements and amends that certain Stock Purchase Agreement dated as of February 24, 2004 (the “Purchase Agreement”) by and among the persons and entities named on Schedule I thereto (the “Existing Purchasers”), which Existing Purchasers include, but are not limited to, the Supplemental Purchasers other than the Additional Purchaser. The Existing Purchasers and the Supplemental Purchasers are collectively referred to as the “Purchasers.” Terms not defined in this Supplement have the meaning given them in the Purchase Agreement.
WITNESSETH
          WHEREAS, the Company previously sold and issued an aggregate of 597,469,749 shares of Series A Preferred Stock pursuant to the Purchase Agreement;
          WHEREAS, the Company desires to sell and issue to the Supplemental Purchasers listed on Supplemental Schedule I attached hereto 47,569,213 shares of Series A Convertible Preferred Stock;
          WHEREAS, the Company desires to supplement and amend the Purchase Agreement to, among other things, reflect the aggregate number of shares of Series A Preferred Stock it desires to sell and issue; and
          WHEREAS, Section 11.1 of the Purchase Agreement provides that the Purchase Agreement may be amended by a written instrument signed by the Company and holders of 75% of the shares of Series A Preferred Stock then outstanding;
          WHEREAS, the Supplemental Purchasers hold more than 75% of the shares of Series A Preferred Stock currently outstanding;
          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

     1. Authorization of Additional Securities. The Company has authorized the issuance and sale to the Supplemental Purchasers of up to an additional 47,569,213 shares of its Series A Convertible Preferred Stock, par value $.00001 per share (the “Series A Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $.00001 per share (the “Common Stock”), pursuant to an Amendment No. 1 to the Second Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “Amended Charter”). For purposes of their Supplement, the term “Securities” shall include the shares of Series A Preferred Stock sold hereunder, as well as the shares of Common Stock into which such Series A Preferred Stock is convertible (the “Conversion Shares”).
     2. Sale and Purchase; Supplemental Closing.
          2.1. Purchase and Sale. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Supplemental Purchasers, and each Supplemental Purchaser agrees, severally and not jointly, to purchase from the Company, at the Supplemental Closing (as defined below), the number of shares of Series A Preferred Stock set forth in the column “Shares Purchased” opposite such Supplemental Purchaser’s name on Supplemental Schedule I, for a purchase price per share of $0.10511 (the “Purchase Price”), payable in cash.
          2.2. Supplemental Closing; Payment of Purchase Price. The supplemental closing (the “Supplemental Closing”) with respect to the transaction contemplated in Section 2.1 hereof shall take place at the offices of the Company at 10:00 a.m. on October ____, 2004, or at such other time and place as the Company and Supplemental Purchasers may agree (the “Supplemental Closing Date”). At the Supplemental Closing, the Company shall deliver to each Supplemental Purchaser a certificate representing the Series A Preferred Stock which such Supplemental Purchaser is purchasing at the Supplemental Closing, registered in the name of such Supplemental Purchaser, against delivery to the Company by such Supplemental Purchaser of a wire transfer in the amount of the Purchase Price therefor.
     3. Other Transactional Documents.
          3.1. Investor Rights Agreement. With respect to that certain Investor Rights Agreement dated as of February 24, 2004 among the Company, the Supplemental Purchasers and the other parties identified therein (the “Investor Rights Agreement”), the parties hereto acknowledge and agree that the Series A Preferred Stock issued and sold hereunder shall be deemed to be “Series A Preferred Stock,” and the Conversion Shares shall also be “Registrable Securities,” each with the meaning of the Investor Rights Agreement.
          3.2. Stockholders Agreement. With respect to that certain Stockholders Agreement dated as of February 24, 2004 among the Company, the Supplemental Purchasers and the other parties identified therein (the “Stockholders Agreement”), the Supplemental Purchasers, including the Warrant Investor, holding more than 75% of the currently outstanding shares of Series A Preferred Stock, hereby:

          (a) Designate the Securities as Excluded Securities within the meaning of Section 3.6 of the Stockholders Agreement pursuant to Section 3.6(g) thereof, and agree and acknowledge that, as a result, the Investors’ Purchase Rights (as defined in Section 3.1 of the Stockholders Agreement) shall not apply to the issuance of the Securities, and the parties hereto acknowledge and agree that the Series A Preferred Stock issued and sold hereunder shall also be “Series A Preferred Stock,” and the Securities shall also be “Shares,” each with the meaning of the Stockholders Agreement.
          (b) Acknowledge and agree that with respect to 17,672,414 shares of Common Stock of the Company currently held by FAC Acquisition, LLC, such shares of Common Stock may be transferred to Theodore Deikel (“Deikel”) and then by him to Nicole Needham-Faidi, a step-daughter of Deikel, each as a Permitted Transferee within the meaning of the Stockholder Agreement (subject to her agreement in writing to be bound by the Stockholders Agreement).
          (c) Consent to the consummation of the transactions contemplated by the Repurchase Agreement dated as of October 25, 2004 between the Company and Deikel (the “Repurchase Agreement”), and acknowledge and agree that the Stockholders Agreement shall not apply thereto, provided, however, that the foregoing is subject to consummation of such transaction consistent with the Capitalization Table attached hereto as Exhibit A.
          3.3. Representations and Warranties of the Supplemental Purchasers; Register of Securities; Restrictions on Transfer. Each Supplemental Purchaser, severally as to itself and not jointly, represents and warrants to the Company as of the Supplemental Closing that the representations and warranties in Section 4 of the Purchase Agreement are true and correct in respect of such Purchaser as of the date hereof.
     4. Representations and Warranties by the Company. The Company represents and warrants to each Supplemental Purchaser as of the Supplemental Closing that the representations and warranties of the Company in Section 4 of the Purchase Agreement, as supplemented and amended by this Section 4 of this Supplement, are true and correct as of the date hereof, except as set forth on the Disclosure Schedules attached to the Purchase Agreement and the Supplemental Disclosure Schedule attached hereto. To the extent that the following Sections of this Section 4 of this Supplement expressly provide that certain matters, facts or circumstances need not be disclosed in the Supplemental Disclosure Schedule, the existence of such matters, facts or circumstances which do not need to be disclosed shall not be deemed to be a breach of any of the representations and warranties in Section 4 of the Purchase Agreement, as supplemented and amended hereby. Solely for purposes of the Supplemental Closing, the representations and warranties of the Company in Section 4 of the Purchase Agreement are supplemented and amended by this Supplement as follows:
          4.1. Material Contracts. With reference to Section 5.9 of the Purchase Agreement, the Supplemental Disclosure Schedule need not identify any Material Contracts which have been entered into by the Company or a Subsidiary since February 24, 2004, (i) which have been approved by the Board of Directors, or (ii) which, by their terms involve, or would reasonably be expected to involve, aggregate payments by or to the Company or any Subsidiary of less than $1,000,000 (a Material Contract that meets the requirements of such clauses (i) and (ii), a “Substantial Contract”).
          4.2. Absence of Certain Changes; Financial Statements. With reference to Section 5.13 of the Purchase Agreement, the “Balance Sheet Date” shall be August 31, 2004 and the “Financial Statements” shall refer to the Company’s financial statements as of such date. With reference to Section 5.13(b)(3), the Supplemental Disclosure Schedule need identify only Substantial Contracts entered into by the Company since February 24, 2004. With reference to Section 5.13(b)(4), the Supplemental Disclosure Schedule need not identify any matter, fact or circumstance referenced in Section 5.13(b)(4) that has been approved by the Board of Directors.
          4.3. No Undisclosed Material Liabilities. With reference to Section 5.14(c) of the Purchase Agreement, the Supplemental Disclosure Schedule need not identify any liability referenced in Section 5.14(c)(i) which has been approved by the Board of Directors, or (ii) which involves, or would reasonably be expected to involve, aggregate payments by the Company or any Subsidiary of less than $1,000,000.
          4.4. Absence of Changes. With reference to Section 5.26 of the Purchase Agreement, the date referenced in the introductory sentence shall be changed from October 31, 2003 to August 31, 2004. With reference to Section 5.26(1), effects resulting from a delay in consummating the transactions contemplated hereby shall not be deemed a “Material Adverse Effect” and the Supplemental Disclosure Schedule need not identify any such effect. Further, the representations and warranties made in Section 5.26(2) to (10) are made only to the knowledge of the Chief Executive Officer and General Counsel, and the Supplemental Disclosure Schedule need not identify any matter, fact or circumstance otherwise referenced therein which is not known to them.
          4.5. Late Payments. With reference to Sections 5.8; 5.9, 5.13 and 5.26 of the Purchase Agreement, to the extent that the failure to pay amounts owing to third parties when due (a “Late Payment”) would otherwise constitute a breach of the representations or warranties made therein, the Supplemental Disclosure Schedule need disclose such Late Payments only to the extent (i) such Late Payments are owed to any senior financial institution lender by the Company, (ii) are in excess of $1,000,000 owed to any one party, or (iii) are in the aggregate in excess of $2,000,0000 (in which case the Supplemental Disclosure Schedule need identify only the aggregate amount thereof).
     5. Conditions of Parties’ Obligations.
          5.1. Conditions of the Supplemental Purchasers’ Obligations. The obligations of each of the Supplemental Purchasers under this Supplement are subject to the fulfillment prior to or on the Supplemental Closing Date of 211 of the following conditions, any of which may be waived in whole or in part by such Supplemental Purchaser.
          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the Supplemental Closing Date with the same effect as though such representations and warranties had been made on and as of the Supplemental Closing Date.
          (b) Performance The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with it on or before the Supplemental Closing.
          (c) Amended Charter. The Amended Charter shall have been filed with the Secretary of State of the State of Delaware, and the Supplemental Purchasers shall have received confirmation from the Secretary of State of the State of Delaware reasonably satisfactory to them that such filing has occurred.
          (d) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement , including without limitation the offer and sale of the Securities.
          (e) Consents and Waivers The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement, to issue the Series A Preferred Stock and the Conversion Shares, and to carry out the transactions contemplated hereby. All corporate and other action and governmental filings necessary to effectuate the terms of the Amended Charter, this Agreement, the Series A Preferred Stock and the Conversion Shares, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.
          (f) Satisfaction of Obligations. Each of the other Supplemental Purchasers shall have simultaneously complied with their obligations under Section 2 hereof.
          (g) Supporting Documents. The Purchasers at the Supplemental Closing shall have received the following:
     (1) an opinion or opinions from counsel to the Company dated as of the Supplemental Closing Date;
     (2) Copies of resolutions of the Board of Directors of the Company, certified by the Secretary of the Company, authorizing and approving the filing of the Amended Charter, the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered pursuant hereto and thereto;
     (3) Copies of resolutions of the stockholders of the Company, certified by the Secretary of the Company, authorizing and approving the filing of the Amended Charter and the transactions contemplated hereby; and

     (4) A certificate of incumbency executed by the Secretary of the Company (A) certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraphs (2) and (3) above and (B) further certifying that the Amended Charter at the time of the execution of this Agreement has been validly adopted and has not been amended or modified.
          (h) Purchaser Expenses. The Company shall have paid the expenses of Bain Capital and Battery Ventures, and the fees, expenses and disbursements of Ropes & Gray LLP, as counsel to Bain Capital and Battery Ventures, incurred in connection with the transactions contemplated hereby up to a maximum of $
          (i) Compliance Certificates. The Company shall have delivered to the Supplemental Purchasers a Compliance Certificate, executed by the President of the Company, dated as of the Supplemental Closing Date to the effect that the conditions specified in subsections (a) through (e) and (h) of this Section 5.1 have been satisfied.
          (j) Material Adverse Change; Market Conditions. (i) The Company shall not have suffered any Material Adverse Effect with respect to its business, financial condition, results of operations, assets, liabilities or prospects (excluding any Material Adverse Effect that does not need to be disclosed in the Supplemental Disclosure Schedule); and (ii) there shall have been no material adverse change in general market conditions as determined in the reasonable discretion of Bain Capital and Battery Ventures.
          5.2. Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment prior to or on the Supplemental Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company.
          (a) Covenants; Representations and Warranties. (i) Each of the Supplemental Purchasers at the Supplemental Closing Date shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Supplemental Closing Date and (ii) the representations and warranties of each of the Supplemental Purchasers at the Supplemental Closing Date contained in this Agreement shall be true and correct in all material respects at and as of the Supplemental Closing Date as if made at and as of the Supplemental Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).
          5.3. Conditions of Each Party’s Obligations. The respective obligations of each party to consummate the transactions contemplated hereunder are subject to the parties being reasonably satisfied as to the absence of (a) litigation challenging or seeking damages in connection with the transactions contemplated by this Supplement and (b) any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that would, or would reasonably be expected to, prohibit or enjoin the transactions contemplated by this Supplement.
     6. Miscellaneous. Except as supplemented and amended hereby, the Purchase Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the day and year first above written.

THE COMPANY FINGERHUT DIRECT MARKETING, INC.
By:	/s/ Brian Smith
	Name:	Brian Smith
	Title:	CEO

THE SUPPLEMENTAL PURCHASERS BAIN CAPITAL VENTURE FUND, L.P.
By:	Bain Capital Venture Partners, L.P. its general partner

By:	Bain Capital Investors, LLC its general partner

By:	/s/ Michael Krupka
	Name:	Michael Krupka
	Title:	Authorized Person

BCIP ASSOCIATES III, LLC
By:	BCIP Associates III, its manager

BCIP ASSOCIATES III-B, LLC
By:	BCIP Associates III-B, its manager

By:	Bain Capital Investors, LLC their Managing Partner

By:	/s/ Michael Krupka
	Name:	Michael Krupka
	Title:	Authorized Person

Brookside Capital Partners Fund, L.P.
By:	/s/ [ILLEGIBLE]

RGIP, LLC
By:	/s/ [ILLEGIBLE]
Name:
	Title:	Managing Member

BATTERY VENTURES VI, L.P.
By:	Battery Partners VI, LLC General Partner

/s/ Oliver D. Curme
Name: Oliver D. Curme
Title: Member Manager

BATTERY INVESTMENT PARTNERS VI, LLC
/s/ Oliver D. Curme
Name: Oliver D. Curme
Title: Member Manager

PETTERS COMPANY, INC.
/s/ Thomas J. Petters
Name: Thomas J. Petters
Title: CEO

/s/ Brian Smith
Brian Smith

CIGPF I Corp.
By:	/s/ Ari Rosenberg
	Name:	Ari Rosenberg
	Title:	Vice President

SUPPLEMENTAL SCHEDULE I

Supplemental Purchaser	Shares Purchased	Purchase Price
Bain Capital Venture Fund, L.P.	5,116,573	$537,802.99
BCIP Associates III, LLC	911,564	$95,814.49
BCIP Associates III-B, LLC	63,563	$6,681.11
RGIP, LLC	61,532	$6,467.63
Brookside Capital Partners Fund, L.P.	6,153,231	$646,766.11
Battery Ventures VI, L.P.	11,814,204	$1,241,790.98
Battery Investment Partners VI, LLC	492,259	$51,741.34
Petters Company, Inc.	20,826,322	$2,189,054.71
Brian Smith	227,196	$23,880.57
CIGPF I Corp.	1,902,769	$200,000.05
TOTAL	47,569,213	$4,999,999.96

EXHIBIT A

SUPPLEMENTAL CONSENT
     The undersigned is a holder of Series A Convertible Preferred Stock, but is not a Supplemental Purchaser. Whether or not the undersigned’s consent is otherwise required, for avoidance of doubt, the undersigned hereby consents to the Supplement and the transactions contemplated thereby, including, without limitation, with respect to those matters set forth in Section 3 of above.

Theodore Deikel

Schedule 5.1(a)
Capitalization Table after giving effect to the Amended and Restated Certificate of Incorporation and Closing.

	Cannot						Series A First Closing								Pro Forma Series A Second Closing & Redemption
Fingerhut Direct Marketing, inc.				Fully					Addl	Additional		Fully					Addl	Additional
Cap Table 10.2704	Series A		Fully Diluted	Diluted Series A		Outstanding	Achill Equity		Equity	Series A	Fully Diluted	Diluted	Pfd	OUtstanding	Addtl Equity		Equity	Series A	Fully Diluted	Fully	Pfd
Sodas A	Investment		Shares	%	'1%		Investment		%	Shares	Shares	%	%	%	Investment		%	Shares	Shares	Diluted	%	OutstendIng
Series A (Two Ctosings)
Bain/Battery Investors		$32,500,000	309,200,109	35.0%	51.8%	48.2%	5	2,587,065	51.7%	24,612,626	333,813,035	39.7%	51.8%	460%		$0960.464	52.8%	68,505,178	400.319,213	42.4%	53.8%	48.9%
Petters	5	27.500,000	281,930,881	33.0%	43.8%	301%	S	2,189.055	43.8%	20,826,322	282,457,183	33.8%	43.8%	39.4%	5	5,915,008	44.5%	56,274,458	338,731,541	35.9%	45.3%	41.4%
Smah	5	300,000	2,854,155	0.4%	0.5%	0.4%	5	23,881	0.6%	227,186	3,081,351	0.4%	0.5%	0.4%		$84,527	0.5%	813,803	3.695.254	0.4%	0.5%	0505
Dental		$2.500,000	23.784.824	3.0%	4.0%	3.6%	$		0.0%		23,784,624	2.8%	3.7%	3.3%	$		0.0%			0.0%	0.0%	0.0%

Subtotal		$62,800,000	597,4614748	75.4%	100.0%	88.3%	S	4,800,000	86.0%	45,868444	643,136,193	75.6%	99.7%	89.7%		$12.970,000	97.9%	123,384,539	742,746,108	78.7%	99.4%	90.7%
Citigroup (1)	$			0.0%	0.0%	0.0%		$200.000	4.0%	1,902,769	1,902,769	0.2%	0.3%	0.3%		$280,000	2.1%	2,663.876	4,566,845	0.5%	0.8%	0.9%

Series A Subtotal		$62,800.000	597,489,749	75.4%	100.0%	89.3%		$5,000.000	100.0%	47,569,213	645,038,962	76,8%	100.11%	90.0%		$13,250,000	100.9%	128,058,415	747,312,753	79.2%	100.0%	91.2%
Common Shams
Petters			32,758,621	4.1%		4.9%					32,758.621	3.9%		4.6%					32,758,621	3.5%		4.0%
FAC/Delkel (2)			28,850,862	3.6%		4.3%					28,850,862	3.4%		4.0%					28,850,862	3.1%		3.5%
FITS (3)			1,321,552	0.2%		0.2%					1,321.552	0.2%		02%					1,321,552	0.1%		02%

Outstanding Common			62,931,035	7.9%		9.4%					62,931,035	7.5%		8.8%					62,931,035	6.7%		7.7%
Existing Mike! Option			.3,983233	0.5%							3,983,333	0.5%							3,983,333	0.4%
New Delkel Option			18,1113,658	2.0%							16,103,658	1.9%							16,103.655	1.7%

Subtotal			20,086,991	2.5%							20,088,991	2.4%							20086,891	2.1%
Management Option Pool (4)			63,378,157	8.0%		1.3%					63,378,157	7.5%		1.2%					63,378.157	6.7%		1.1%
atiGroup Warrant			31,689,078	4.0%							31,669,078	3.8%							31,689,078	3.4%
Additional CIiGroup Warrant				0.0%	..-							0.0%							1,427,076	0.2%
Epsilon Warrant			4,779,840	0.6%							4,779,640	0.6%							4,779,640	0.5%
ChenyTree Warrant			7,135,387	0.9%							7,135,387	0.8%							7,135,387	0.8%
Piper Warrant			4,756,925	0.6%							4,766,925	0.6%							4.756.925	0.5%

Subtotal			48,361,030	6.1%							48,381,030	5.5%							48,788,108	5.3%

Common Subtotal			184,757,213	24.6%		10.7%					194.757,213	23.2%		10.0%					196,184,289	20.8%		8.8%
	Per Share									Per Share					Per Share

Total		00.1051 to 1	702,226962	100.0%		100.0%		50.1051101			839,796,175	100.01,		100.0%		50.1051101			943,497,442	100.0%		100.0%

Total BainlBattery Ownership				30.0%		46.2%						39.7%		45.6%						42.4%		48.9%
Total Petters Ownership				38.6%		.45.7%						38.9%		45.6%						40.6%		46.8%
Total Demi Ownership				7.8%		6.2%						7.3%		5.8%						4.0%		2.2%
Total Ckigroup Ownership				4.0%		0.0%						4.0%		0.3%						4.0%		0,6%

(1)	Actually held by CIGPF I Corp.

(2)	Of FAC’s common ownership, 11,178,448 is allocable lo Petters and 17,672,414 is allocable to Deiket Delkers common share to be transferred to family member.

(3)	Of RTB’s ownership, 226,000 is allocable to Petters

(4)	Subject to confirmation, approximately 8.7 million restricted shares have been issued under the 2003 Equity Incentive Plan.

	Current						Series A First Closure							Pro Forma Series A Second Closing & Redemption
FIngerhut Direct Marketing, inc.				Fully		Outstan		Add'!	Additional		Fully		Outstare			Add"	Additional		Fully
Cap Table 10-27-04	Series A		Fully Diluted	Diluted Series A		ding	Addll Equity	Equity	Series A	Fully Diluted	Diluted	Pfd	ding	Adrift Equity		Equity	Series A	Fully Diluted	Diluted	Pfd	Outstanding
Series A	Investment		Shares	%	%	%	Investment	%	Shares	Shares	%	%	%	Investment		'Y.	Shares	Shams	%	•	%

Series A (Two (l051505)
Bain/Battery Investors		$32.500.000	309,200,109	39.0%	51.8%	462%	$2,587,066	51.7%	24,612,928	333,813,035	39.7%	51,614	46.6%		$6,990,464	52.8%	68,506,176	400,319,213	42.4%	53.8%	48.8%
Petters	S	27.500.000	281,630,861	33.0%	43.8%	39.1%	$2,189,065	43.8%	20,826,322	282.457,183'	33.6%	43.8%	39.4%		$5,915,008	44.5%	58,274,458	338,731,841	35.9%	45.3%	41.4%
Smith		$300,000	2,854,155	0.4%	0.5%	0.4%	$23,881	0.5%	227,196	3,681,351	0.4%	0.5%	0.4%	6	64,627	0.5%	613,903	3,695,254	0.4%	0.5%	0.5%
Deikel		$2.500,000	23,764,624	3.0%	4.0%	3.6%	S	0.0%		23,784,624	2.8%	3.7%	3.3%	$		0.0%	—		0.0%	0.0%	0.0%

Subtotal		$62,800,000	507,469,749	75.4%	100.0%	89.3%	$4,800,000	' 96.0%	45,666,444	643,138,193	76.6%	99.7%	99.7%	S	12,970,000	97.9%	123,394,539	742,749108	78.7%	99.4%	90.7%
Ckigroup (1)		$—	—	0.0%	0.0%	0.0%	$200,000	4.0%	1,902,769	1,902,769	0.2%	0.3%	0.3%		$280.500	2.1%	2.663,876	4.556.645	0.5%	0.6%	0.6%

Series A Subtotal		$62,800,000	597,469.749	75.4%	100.0%	89.3%	$5900,000	100.0%	47,569,213	645,038,962	78.8%	100.9%	90.0%	6	13,250.000	100.0%	129058,415	747,312,753	79.2%	100.0%	91.2%
Common Shares
Petters			32,758,621	4.1%		4.9%				32,768,621	3.9%		4.6%					32,758,621	3.5%		4.0%
FACrDeikel (2)			28,650,862	3.6%		4.3%				28,550,862	3.4%		4.0%					28,850,862	3.1%		3.5%
RTS (3)			1,321,552	0.2%		0.2%				1,321,552	0.2%		0.2%					1.321,552	0.1%		0.2%

Outstanding Common			62,931935	7.9%		9.4%				62,931,035	7.5%		8.8%					62.931,035	6.7%		7.7%
			3,989333	0.5%						3,083,333	0.5%							3,983,333	04%
Existing Deikel Option
New Deikel Option			16,103,658	2.0%						15,103,658	1.9%							16,103668	1.7%

Subtotal			29086,9131	2.5%						20.086,991	2,4%							29086,991	2.1%
Management Option Pool (4)			83,378,157	8.0%		1.3%				63,378,157	7.5%		1.2%					69378.157	6.7%		1.1%
CiliGroup Warrant			31,699,078	4.0%						31.889,078	3.8%							31,689,078	3.4%
Additional CitiGroup Warrant			—	0.0%							0.0%							1,427,076	0.2%
Epsilon Warrant			4,779640	0.6%						4,779,643	0.8%							4,779.040	0.5%
ChenyTree Warrant			7,135,387	0.9%						7.135,387	0.8%							7,135,387	0.8%
Piper Warrant			4,756,925	0.6%						4,756,925	0.6%							4,756,925	0.5%

Subtotal			48,381,030	6.1%						48,381.030	5.8%							49,788,106	5.3%

Common Subtotal			194,757,213	246%		10.7%				194,757,213	232%		10.0%					199,184,289	20.8%		8.8%
	Per Share						Per Share							Per Share

Total		$0.1051101	792,228,962	100.0%		100.0%	50.105110			839,796,175	100.0%		100.0%		$0.105110			943,497,042	100.0%		100.0%

Total Bain/Battery Ownership				39.0%	.	46.2%					39.7%		46.6%						42_4%		48.9%
Total Petters Ownership				38.6%		45.7%					389%		45,8%						40.6%		48.8%
Total Deikel Ownership				7.8%		6.2%					7.3%		5.8%						4.0%		2.2%
Total CiOgroup Ownership				4.0%		0.0%					4.0%		0.3%						4.0%		0.6%

(1)	Actually held by CIGPF I Corp.

(2)	Of PAC’s common ownership, 11,178,448 is allocable to Petters and 17,672,414 is allocable to Deikel: Delkers common share to be transferred 10 family member.

(3)	Of RTS’s ownership, 226,000 is allocable to Petters

(4)	Subject to confirmation, approximately 8.7 million restricted shares have been issued under the 2003 Equity Incentive Plan.

Schedule 5.101
Schedule 5.10 of the February 24, 2004 Stock Purchase Agreement is supplemented by including the rights granted to investors under the related documents to the February 24, 2004 Stock Purchase Agreement, including:
•	Investor Rights Agreement by and among FDM, Bain, Battery, PCI, FAC, Epsilon, CIGPF, Piper Jaffray and Cherry Tree, dated February 24, 2004;

•	Stockholders Agreement by FDM, PCI, FAC, RTB Holdings, Bain, Battery, Epsilon, CIGPF, Piper Jaffray, Cherry Tree and Deikel, dated February 24, 2004;

•	Management Rights Letter among FDM, Battery and Bain, dated February 24, 2004;

•	CIGPF Warrant to Subscribe for and Purchase Common Stock of FDM, dated February 24, 2004;

•	Second Amendment to Stafford Loan Agreement, dated February 24, 2004;

•	Epsilon Warrant to Subscribe for and Purchase Common Stock of FDM, dated February 24, 2004;

•	Fingerhut Direct Marketing, Inc. 2003 Equity Incentive Plan ;

•	Letter Agreement with Piper Jaffray, dated February 10, 2004;

•	Letter Agreement with Cherry Tree, dated February 10, 2004;

•	Piper Jaffray Warrant to Subscribe for and Purchase Common Stock of FDM, dated February 18, 2004;

•	Cherry Tree Warrant to Subscribe for and Purchase Common Stock of FDM, dated February 18, 2004;

•	Financing Agreement with CIT Group/ Business Credit, Inc. dated April 9, 2003

•	Subordinated Loan Agreement among Stafford Towne, Ltd, Various Lenders and FDM, dated April 9, 2003.

[1]	Schedules attached to this Section are intended to supplement the disclosures made to the Stock Purchase Agreement dated February 24, 2004, and reflect only those additional disclosures herein required occurring from February 24, 2004 to the present.

Schedule 5.131
5.13(b)(3) See List of Material Contracts entered after February 2004 listed in Schedule 5.9.

[1]	Schedules attached to this Section are intended to supplement the disclosures made to the Stock Purchase Agreement dated February 24, 2004, and reflect only those additional disclosures herein required occurring from February 24, 2004 to the present.

Schedule 5.141
See Schedule 5.9

[1]	Schedules attached to this Section are intended to supplement the disclosures made to the Stock Purchase Agreement dated February 24, 2004, and reflect only those additional disclosures herein required occurring from February 24, 2004 to the present.

Schedule 5.151
Litigation:
1)	The Company has received notice of a claim for a house fire caused by a fan that was allegedly purchased from Fingerhut. No formal litigation has been initiated. Claimant has not provided details as to the extent (dollar amount) of the claimed damage. The claim has been turned over to our general liability insurance carrier for investigation. To date, claimant has not provided any proof of purchase or any information regarding the date of the purchase of the fan Fingerhut Direct Marketing, Inc. does not have any record of any sale to the claimant or any purchase to the claimant’s address. Claimant does not show up in Fingerhut Direct Marketing, Inc.’s records as a customer.1

2)	The Company is aware of potential litigation that may be brought in the future by Megan Kavanaugh in connection with the termination of her employment.

[1]	Schedules attached to this Section are intended to supplement the disclosures made to the Stock Purchase Agreement dated February 24, 2004, and reflect only those additional disclosures herein required occurring from February 24, 2004 to the present.

Schedule 5.171
None.

[1]	Schedules attached to this Section are intended to supplement the disclosures made to the Stock Purchase Agreement dated February 24, 2004, and reflect only those additional disclosures herein required occurring from February 24, 2004 to the present.

Schedule 5.191
Pursuant to February 10, 2004 Engagement as Financial Advisor, upon the closing of this financing, Piper Jaffray is owed a one time fee of $250,000.

[1]	Schedules attached to this Section are intended to supplement the disclosures made to the Stock Purchase Agreement dated February 24, 2004, and reflect only those additional disclosures herein required occurring from February 24, 2004 to the present.

Schedule 5.211

Mark has been abandoned.	Mark has been renewed.	Mark has been reserved.		[ILLEGIBLE]
Trademark / Servicemark		Serial No./	Reg. No./	Rolling	Current	Action Pending/
Name	Goods / Services	Filling Date	Reg. Date	History	Status	Date Due	Notification Date
FEEL THE POWER	Class: 35, 42, 100, 101, 102	74/522942 4/29/1994	2146923 3/31/1998	3/1/04 — Abandonded.	Abandoned	~~3/31/04, Affidavid of Use~~

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]

INSTANT FIT	Class: 24, 42, 50	74/679114	2084514 7/29/1997	7/28/01 Filed o mth. Ext. Final DOU due 1/29/01. 1/16/04 — Abandoned.	Abandoned	~~7/29/03, Affidavit of Use~~

ACCOLADE	Audio amplifiers, microphones (Class 9) Electric guitars, acoustical guitars, guitar bags, guitar cases, keyboards, keyboard stands, keyboard benches, keyboard carrying cases, guitar tuners, drum sets, music stands, violins, wind instruments (Class 15)	75/225,624 8/15/1997	2,186,721 9/1/1998	8/23/04, Notified M&G to cancel.	Abandoned	9/1/04, Affidavit of Use 9/1/08, Next Renewal

FASHION ELEMENTS	Class: 25	75/121616 6/14/1996	2192586 9/29/1998	8/30/04, Notified M&G to cancel.	Abandoned	9/29/04, Affidavit of Use 9/29/08, Next Renewal	8/18/2004

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]

FINGERHUT	Class: 7, 9, 12, 14, 16	72/465973 8/20/1973	999881 12/17/1974		Registered	12/17/04, Next Renewal	11/5/2004

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]

ACCOLADE AND DESIGN	Class: 9, 15	75/341841 8/15/1997	2232979 3/16/1999	9/20/04, Notified M&G to cancel.	Abandoned	3/16/05, Affidavit of Use 3/16/09, Next Renewal	2/2/2005

MIRACLE FIT	Class: 20, 24	75/152771 8/19/1996	2247997 5/25/1999		Registered	5/25/05, Affidavit of Use 5/25/09, Next Renewal	4/13/2005
Schedules attached to this Section are intended to supplement th disclosures made to the Stock Purchase Agreement dated February 24, 2004, and reflect only those additional disclosures herein required occurring from February 24, 2004 to the present.

Mark has been abandoned.	Mark has been renewed.	Mark has been reserved.		[ILLEGIBLE]
Trademark / Servicemark		Serial No./	Reg. No./	Rolling	Current	Action Pending/
Name	Goods / Services	Filling Date	Reg. Date	History	Status	Date Due	Notification Date
COLOR FOCUS	Class: 24	74/709674 7/31/1995	2253887 6/15/1999		Registered	6/15/05, Affidavit of Use 6/15/09, Next Renewal	5/4/2005
BACKYARD LIVING	Class: 35	75/406940 12/17/1997	2274991 8/31/1999		Registered	8/31/05, Affidavit of Use 8/31/09, Next Renewal	7/20/2005
SPORTS CENTRAL	Class: 35	75/457034 3/25/1998	2279009 9/21/1999	10/5/04, Notified M&G to cancel.	Abandoned	9/21/05, Affidavit of Use 9/21/09, Next Renewal	ri2005
QUALITY ASSURED & DESIGN	Class: 42	74/414587 7/16/1993	1931994 10/31/1995		Registered	10/31/05, Next Renewal	9/19/2005
SUPER CHEF	Class: 11	74/376304	1933548		Registered	11/7/05, Next Renewal	9/26/2005
		4/5/1993	11/7/1995
LIFE MAX	Class: 9, 10	75/978794	2312598		Registered	1/25/06, Affidavit of Use	12/14/2005
		6/17/1999	1/25/2000			1/25/2010, Next Renewal
THE ACCENTS ON OUTERWEAR	Class: 35	75/541585	2315853		Registered	2/8/06, Affidavit of Use	12/26/2005
		8/24/1998	2/8/2000			2/8/2010, Next Renewal
TAKE TIME FOR KIDS	Class: 35	75/651672	2329075		Registered	3/14/06, Affidavit of Use	1/31/2006
		3/2/1999	3/14/2000			3/14/2010, Next Renewal
INSTANT FIT	Class: 20	75/251786	2333507		Registered	3/21/06, Affidavit of Use	2/7/2006
		3/4/1997	3/21/2000			3/21/2010, Next Renewal
BULL’S HEAD & CHEF’S	Class: 8	73/565985	1393812		Registered	5/20/06, Next Renewal	4/7/2006
HAT LOGO		10/31/1985	5/20/1986
FASHION JEWELRY BAZAAR	Class: 35	75/499505	2352633		Registered	5/23/06, Affidavit of Use	4/10/2006
		6/10/1998	5/23/2000			5/23/2010, Next Renewal
THE COOK’S BOOK	Class: 35		2363151		Registered	6/27/06, Affidavit of Use	5/16/2006
		7/28/1998	6/27/2000			6/27/2010, Next Renewal
THE COOK’S BOOK	Class: 35	75/526973	2363143		Registered	6/27/06, Affidavit of Use	5/16/2006
(STYLIZED)		7/28/1998	6/27/2000			6/27/2010, Next Renewal

CORNER SHOP	Class: 42	73/571696	1401719		Registered	7/15/06, Next Renewal	6/2/2006
		12/5/1985	7/15/1986
GOLD KEY	Class: 35	75/719834	2368354		Registered	7/18/06, Affidavit of Use	6/6/2006
		6/3/1999	7/18/2000			7/18/2010, Next Renewal

Mark has been abandoned.	Mark has been renewed.	Mark has been reserved.		[ILLEGIBLE]
Trademark/Servicemark		Serial No./	Reg. No./	Rolling	Current	Action Pending/
Name	Goods/Services	Filling Date	Reg. Date	History	Status	Date Due	Notification Date
HOLIDAY BIG BOOK	Class: 35	75/498298 6/8/1998	2386204 9/12/2000		Registered	9/12/06, Affidavit of Use 9/12/2010, Next Renewal	8/1/2006
DIGITAL ZONE.	Class: 35	75/638137 2/10/1999	2398630 10/24/2000	Abandonded		10/21/06, Affidavit Use of	9/12/2006
LIFE MAX	Class: 11, 25	75/979831 8/15/1997	2411462 12/5/2000		Registered	12/5/06, Affidavit of Use 12/05/2010. Next Renewal	10/24/2006
TREASURE CREEK	Class: 35	75/731771	2435895		Registered	3/13/07, Affidavit of Use	1/30/2007
		6/18/1999	3/13/2001			3/13/2011, Next Renewal
AL AND DESIGN	Class: 35	76/040531	2453125		Registered	5/22/07, Affidavit of Use	4/10/2007
		5/4/2000	5/22/2001			5/22/2011, Next Renewal
SPRING BIG BOOK	Class: 35	75/659741	2476310		Registered	8/7/07, Affidavit of Use	6/19/2007
		3/12/1999	8/7/2001			8/7/2011, Next Renewal
CHEF’S MARK	Class: 7, 11	75/980599	2489361		Registered	9/11/07, Affidavit of Use	7/24/2007
		8/15/1997	9/11/2001			9/11/2011, Next Renewal
LIFE MAX	Class: 28	74/709163	2099973		Registered	9/23/07, Next Renewal	8/13/2007
		7/31/1995	9/23/1997
CHEF’S MARK PREFERRED	Class: 7, 11	75/980739	2497159		Registered	10/9/07. Affidavit of Use	8/28/2007
QUALITY & DESIGN		8/15/1997	10/9/2001			10/9/2011, Next Renewal

SUITE LUXURIES	Class: 35	75/668055	2496775		Registered	10/9/07, Affidavit of Use	8/28/2007
		3/25/1999	10/9/2001			10/9/2011, Next Renewal
FIN GERHUT HOME	Class: 35	76/010637	2523477		Registered	12/25/07, Affidavit of Use	11/13/2007
		3/27/2000	12/25/2001			12/25/2011, Next

ST. CROIX COLORS AND DESIGN	Class: 7, 9, 11, 21, 24	75/981028	2530650		Registered	1/15/08, Affidavit of Use	12/4/2007
		8/15/1997	1/15/2002			1/15/2012, Next Renewal

ST. CROIX COLORS AND DESIGN	Class: 20	75/341622	2552910		Registered	3/26/08. Affidavit of Use	2/13/2008
		8/15/1997	3/26/2002			3/26/2012, Next Renewal

ST. CROIX COLORS	Class: 7, 11, 21, 24, 27	75/981566	2579749		Registered	6/11/08, Affidavit of Use	4/30/2008
		8/15/1997	6/11/2002			6/11/2012, Next Renewal
SENSOMA	Class: 20, 24	75/397546	2601356		Registered	7/30/08, Affidavit of Use	6/18/2008
		12/1/2007	7/30/2002			7/30/2012, Next Renewal

Mark has been abandoned.	Mark has been renewed.	Mark has been reserved.		[ILLEGIBLE]
Trademark / Servicemark		Serial No./	Reg. No./	Rolling	Current	Action Pending/
Name	Goods / Services	Filling Date	Reg. Date	History	Status	Date Due	Notification Date
CAREFREE LIVING	Class: 35	73/701228 12/14/1997	1505333 9/20/1988		Registered	9/20/08, Next Renewal	8/8/2008
CHEF’S MARK	Class: 8, 21, 24	75/341842	2645988		Registered	11/5/08, Affidavit of Use	9/24/2008
		8/15/1997	11/5/2002			11/05/2012, Next Renewal
FALL BIG BOOK	Class: 35	76/239983	2655853		Registered	12/3/08, Affidavit of Use	10/22/2008
		4/12/2001	12/3/2002			12/3/2012, Next Renewal
CHEF’S MARK PREFERRED	Class: 8, 21, 24	75/341494	2659758		Registered	12/10/08, Affidavit of Use	10/29/2008
QUALITY & DESIGN		8/15/1997	12/10/2002			12/10/2012, Next Renewal

ST. CROIX COLORS	Class: 20	75/341826	2681467		Registered	1/28/09, Affidavit of Use	12/17/2008
		8/15/1997	1/28/2003			1/28/2013, Next Renewal
COUNTRY BEAR	Class: 7, 11, 24	76/172068	2782394		Registered	11/11/09, Affidavit of Use	9/30/2009
		11/28/2000	11/11/2003			11/11/2013, Next Renewal
GOOD DEALS, GREAT BUYS	Class: 35	75/699395	2503225		Registered	10/30/2011, Next Renewal	9/19/2011
		5/7/1999	10/30/2001
ROOMS FOR LIVING	Class: 42	74/138822	1693689		Registered	6/9/2012, Next Renewal	4/27/2012
		2/13/1991	6/9/1992
GATE ONE LUGGAGE (AND DESIGN)	Class: 18	74/147438	1722969		Registered	10/6/2012, Next Renewal	8/24/2012
		3/13/1991	10/6/1992
GATE ONE (AND DESIGN)	Class: 18	74/147437	1724645		Registered	10/13/2012, Next	8/31/2012
		3/13/1991	10/13/1992
FINGERHUT	Class: 35	72/428394	973080		Registered	11/13/2013, Next	10/2/2013
		6/26/1972	11/13/1973
HOME DEALS	Class: 35	75/838,383 11/2/1999	N/A	Pending — Filed 4th Ext. on 8/6/04	Registered	1/9/05, Next Renewal

Schedule 5.221
FDM Agreements with Related Parties

COMPANY
FDM, FFI or
TITLE	FAC	NOTES / KEYWORDS
uBid.com	FFI	Letter of Intent dated 7/2/04

Fulfillment Services Agreement	FDM	Between FDM & Petters Group Worldwide, LLC; Schwans Project — Agreement in Final Stages — waiting for signature

[1]	Schedules attached to this Section are intended to supplement the disclosures made to the Stock Purchase Agreement dated February 24, 2004, and reflect only those additional disclosures herein required occurring from February 24, 2004 to the present.

Schedule 5.261
5.26(7) In October 2004, the Company incurred and paid a Minnesota State tax debt in the amount of $150,000 that was not anticipated or included in the budget.

[1]	Schedules attached to this Section are intended to supplement the disclosures made to the Stock Purchase Agreement dated February 24, 2004, and reflect only those additional disclosures herein required occurring from February 24, 2004 to the present.

Schedule 5.41
Subsidiaries to the Company:
FDM AR-1, Inc. was dissolved on March 23, 2004
Fingerhut Fulfillment, Inc. remains as the only subsidiary to the Company.

I	Schedules attached to this Section are intended to supplement the disclosures made to the Stock Purchase Agreement dated February 24, 2004, and reflect only those additional disclosures herein required occurring from February 24, 2004 to the present.

Schedule 5.51
Consent is required for the conveyance of any interest in Company for the following:
1)	Building One Lease for property located at 11 McLeland Road, St. Cloud, MN dated November 26, 2003 by and between Fingerhut Direct Marketing, Inc. and FAC Acquisition, LLC. The Company has obtained Landlord’s (FAC Acquisition, LLC) written consent.

2)	Office Lease for property located at 4400 Baker Road, Minnetonka, MN dated May 1, 2003 by and between Fingerhut Direct Marketing, Inc. and FAC Acquisition, LLC. The Company has obtained Landlord’s (FAC Acquisition, LLC) written consent.

3)	Building Lease for property located at 6250 Ridgewood Road, St. Cloud, MN dated November 26, 2003 by and between Fingerhut Direct Marketing, Inc. and FAC Acquisitions, LLC. The Company has obtained Landlord’s (FAC Acquisition, LLC) written consent.

[1]	Schedules attached to this Section are intended to supplement the disclosures made to the Stock Purchase Agreement dated February 24, 2004, and reflect only those additional disclosures herein required occurring from February 24, 2004 to the present.

Schedule 5.8
5.8 (b) The Company is past due on various inventory and expense payables under various agreements and contracts. The aggregate amount of past due amounts as of October 27, 2004, was $4,105,044.61. The Company intends to satisfy its obligations following closing of this Agreement and other related transactions.

Schedule 5.91
None.

[1]	Schedules attached to this Section are intended to supplement the disclosures made to the Stock Purchase Agreement dated February 24, 2004, and reflect only those additional disclosures herein required occurring from February 24, 2004 to the present.